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                                                                      EXHIBIT 11



                                  SIMULA, INC.


                        COMPUTATION OF EARNINGS PER SHARE



                                                          Three Months Ended Sept. 30,         Nine Months Ended Sept. 30,
                                                          ----------------------------        ------------------------------
                                                             1996              1995              1996              1995
                                                          -----------        ----------       -----------        ----------

Income:
   Net (Loss) Earnings                                    ($2,087,492)       $1,139,182       ($5,510,936)       $2,692,254
                                                          ===========        ==========       ===========        ==========

Number of shares:
   Weighted average shares outstanding                      8,972,221         8,787,429         8,935,259         7,905,989
   Incremental shares for outstanding stock options                             266,543                             251,881
   Incremental shares for outstanding stock warrants                              6,543                              21,810
                                                          -----------        ----------       -----------        ----------
                                                            8,972,221         9,060,515         8,935,259         8,179,680
                                                          ===========        ==========       ===========        ==========

(Loss) Earnings per share                                 ($      .23)       $      .13       ($      .62)       $      .33
                                                          ===========        ==========       ===========        ==========

During 1995, the Company's common shares were split 3 for 2. All shares and related references have been restated for all periods presented.


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